Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No.s 333-178063, 333-177021, 333-190535 and 333-190689) on Form S-3 and Registration Statements (No.s 333-167795, 333-146486, 333-175310 and 333-182195) on Form S-8 of MeetMe, Inc. of our report dated March 8, 2016, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of MeetMe, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP

RSM US LLP

Blue Bell, Pennsylvania

March 8, 2016